UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
January 15, 2009

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2009, the registrant and certain of its wholly owned subsidiaries (CompX Security Products Inc., CompX Precision Slides Inc., CompX Marine Inc., Custom Marine Inc. and Livorsi Marine, Inc., collectively the “Subsidiaries”) entered into an amendment (the “Second Amendment”) to the registrant’s revolving $50.0 million Credit Agreement dated as of the December 23, 2005 among the registrant, the Subsidiaries, Wachovia Bank, Compass Bank and Comerica Bank, as amended by the First Amendment to Credit Agreement dated as of October 6, 2007 among the same parties (collectively as amended to date, the “Credit Agreement”).  Among other things, the Second Amendment:

•	extended the maturity date of the Credit Agreement until January 15, 2012;

•
reduced the aggregate commitment of the lenders that are continuing parties to the Credit Agreement from $50.0 million to $37.5 million to reflect Compass Bank exiting as a lender under the Credit Agreement;

•
provided a right of the registrant, upon certain conditions, to increase the aggregate commitment under the Credit Agreement up to $50.0 million (provided that all commitment increases shall not exceed $12.5 million) by:

o	having one or more existing lenders increase their respective commitments,
o	by adding one or more new lenders with one or more new commitments under the Credit Agreement, or
o	a combination of additional commitments from existing lenders or new lenders;

•	increased the interest rate margin on London Interbank Offered Rate based loans from 110 basis points to 325 basis points;

•	increased the interest rate margin on prime rate based loans from 25 basis points to 100 basis points; and

•	increased the annual unused commitment fee from 20 basis points to 50 basis points.

Currently, the registrant has no borrowings in any amounts under the Credit Agreement.  This description of the Second Amendment in this current report is qualified in its entirety by the specific terms of the Second Amendment to Credit Agreement, which is filed as Exhibit 10.1 to this current report and which terms are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

10.1*
Second Amendment to Credit Agreement dated as of the January 15, 2009 by and among the CompX International Inc., CompX Security Products Inc., CompX Precision Slides Inc., CompX Marine Inc., Custom Marine Inc., Livorsi Marine, Inc., Wachovia Bank, National Association, Compass Bank and Comerica Bank.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: January 21, 2009	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Description

10.1*
Second Amendment to Credit Agreement dated as of the January 15, 2009 by and among the CompX International Inc., CompX Security Products Inc., CompX Precision Slides Inc., CompX Marine Inc., Custom Marine Inc., Livorsi Marine, Inc., Wachovia Bank, National Association, Compass Bank and Comerica Bank.

*	Filed herewith